Exhibit 99.1

B&G Foods Completes Acquisition
of the College Inn® and Kitchen Basics® Brands

Parsippany, N.J., March 19, 2026 — B&G Foods, Inc. (NYSE: BGS) announced today that it has completed the acquisition of the broth and stock business of Del Monte Foods Corporation II Inc. and its affiliates, including the College Inn and Kitchen Basics brands, for approximately $110 million in cash.

B&G Foods expects the acquisition to be immediately accretive to its earnings per share, adjusted EBITDA and free cash flow. B&G Foods projects that on an annualized basis, the College Inn and Kitchen Basics brands will generate net sales in the range of approximately $110 million to $120 million, adjusted EBITDA in the range of $18 million to $22 million and adjusted diluted earnings per share in the range of $0.08 to $0.12. Because the acquisition was structured as an asset purchase, B&G Foods expects to realize approximately $15 million in tax benefits on a net present value basis. At the midpoint of B&G Foods’ annualized projected adjusted EBITDA for the business, the acquisition represents a purchase price multiple of approximately 5.5 times adjusted EBITDA (or 4.8 times annualized projected adjusted EBITDA net of expected tax benefits).

B&G Foods funded the acquisition and related fees and expenses with cash on hand, including cash from divestitures, and revolving loans under its existing credit facility.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands, Victoria and now, College Inn and Kitchen Basics, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted diluted earnings per share” (diluted earnings (loss) per share adjusted for certain items that affect comparability); “EBITDA” (net income (loss) before net interest expense, income taxes, depreciation and amortization), and “adjusted EBITDA” (EBITDA as adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets), gains and losses on extinguishment of debt, impairment of assets held for sale, impairment of intangible assets, non-recurring expenses and certain other items described from time to time in B&G Foods’ SEC filings and earnings releases) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP) in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. B&G Foods’ non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

B&G Foods provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of B&G Foods’ forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for deferred taxes; acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; non-recurring expenses, gains and losses; and other charges reflected in B&G Foods’ reconciliation of historic non-GAAP financial measures, the amounts of which, based on past experience, could be material.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the expected impact of the acquisition of the College Inn and Kitchen Basics brands, including without limitation, the expected impact on B&G Foods’ earnings per share, net sales, adjusted EBITDA, adjusted diluted earnings per share and free cash flow, and the expected tax benefits of the acquisition. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: whether and when B&G Foods will be able to realize the expected financial results and accretive effect of the acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; B&G Foods’ substantial leverage, which may impact B&G Foods’ ability, among other things, to fund capital expenditures, working capital needs, dividend payments and acquisitions, and to obtain refinancing or additional financing; B&G Foods’ ability to comply with the ratios or tests under its long-term debt agreements, including the maximum consolidated leverage ratio and minimum consolidated interest coverage ratio under its credit agreement, which may be affected not only by B&G Foods’ operating performance but also by events beyond B&G Foods’ control, including prevailing economic, financial and industry conditions, and changes in interest rates; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on B&G Foods’ procurement, sales and operations (including recent U.S. tariffs imposed or threatened to be imposed on China, Canada and Mexico and other countries and retaliatory actions taken or threatened to be taken by such countries); the effects of rising costs for and/or decreases in supply of B&G Foods’ commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; B&G Foods’ ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for B&G Foods’ products and local economic and market conditions; B&G Foods’ continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of B&G Foods and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, may have on B&G Foods’ business, including among other things, B&G Foods’ supply chain, manufacturing operations or workforce and customer and consumer demand for B&G Foods’ products; B&G Foods’ ability to recruit and retain senior management and a highly skilled and diverse workforce at B&G Foods’ corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the possible expansion of B&G Foods’ business through acquisitions or reduction in size through divestitures; B&G Foods’ possible inability to successfully complete divestitures of non-core businesses, including the pending divestiture of B&G Foods’ Green Giant and Le Sieur frozen and shelf-stable business in Canada, to sharpen its focus, improve margins, reduce costs and reduce its long-term debt, and, if completed, B&G Foods’ possible inability to achieve the expected margin improvements, cost savings and debt reduction; B&G Foods’ possible inability to identify new acquisitions or to integrate recent or future acquisitions or B&G Foods’ failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions, including the College Inn and Kitchen Basics acquisition; B&G Foods’ ability to successfully complete the integration of recent or future acquisitions into B&G Foods’ enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the One Big Beautiful Bill Act, and any future tax reform or legislation; B&G Foods’ ability to access the credit markets and B&G Foods’ borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of B&G Foods’ competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; future impairments of B&G Foods’ goodwill, other intangible assets, and tangible assets, such as property, plant, equipment or inventory, which impairments may be triggered if operating results for any of B&G Foods’ brands deteriorate at rates in excess of its current projections, B&G Foods’ market capitalization declines or discount rates change, even if due to macroeconomic factors, or may be triggered by divestitures, if divestiture proceeds are less than the book value of the assets being divested; B&G Foods’ ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; B&G Foods’ ability to successfully implement B&G Foods’ sustainability initiatives and achieve B&G Foods’ sustainability goals, and changes to environmental laws and regulations; B&G Foods’ ability to successfully adopt and utilize new technologies, such as artificial intelligence, including machine learning and generative artificial intelligence; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of B&G Foods’ customers’ inventories and credit and other business risks related to B&G Foods’ customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of B&G Foods’ third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt B&G Foods’ supply of raw materials or certain finished goods products or injure B&G Foods’ reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in B&G Foods’ most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Anna Kate Heller	Matt Lindberg
bgfoodsIR@icrinc.com	matthew.lindberg@icrinc.com